UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

COMCAST CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to Be Held on May 31, 2012.

Meeting Information
COMCAST CORPORATION	Meeting Type: Annual Meeting of Shareholders
For holders as of: March 22, 2012
Date: May 31, 2012 Time: 9:00 a.m.
(Doors Open at 8:00 a.m.)
Location: Pennsylvania Convention Center
One Convention Center Place
Philadelphia, PA 19107
For Meeting Directions: Please visit: www.cmcsa.com/annual-proxy.cfm

ONE COMCAST CENTER PHILADELPHIA, PA 19103

You are receiving this communication because you hold Class A common stock in Comcast Corporation, which entitles you to vote at the annual meeting, and the proxy materials you should review are now available.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that contain important information and are available to you on the Internet or by mail. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

PROXY STATEMENT ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                                 1) BY INTERNET:          www.proxyvote.com

                                2) BY TELEPHONE:       1-800-579-1639

                                 3) BY E-MAIL*:              sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 17, 2012 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: This notice serves as an admission ticket for each shareholder and one guest per shareholder. All shareholders must bring an admission ticket to the annual meeting. Without an admission ticket, shareholders will be admitted only upon verification of ownership. At the annual meeting, you will need to request a ballot to vote these shares. You may be asked to present a valid government-issued photo identification before entering the annual meeting. Video and audio recording devices will not be permitted at the annual meeting, and attendees will be subject to security inspections. Please check the proxy materials for additional requirements for, and information on, annual meeting admission requirements.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information available that is printed in the box marked by the arrow (located on the following page) and follow the instructions. Proxies submitted by Internet must be received by 11:59 p.m. Eastern Time on May 30, 2012.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items				Comcast Corporation

A	Company Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1:
1.	Election of Directors		B	Shareholder Proposals — The Board of Directors recommends a vote “AGAINST” Proposals 5-8 if properly presented at the annual meeting:
	01 - Kenneth J. Bacon 02 - Sheldon M. Bonovitz	07 - Eduardo G. Mestre 08 - Brian L. Roberts
	03 - Joseph J. Collins 04 - J. Michael Cook 05 - Gerald L. Hassell 06 - Jeffrey A. Honickman	09 - Ralph J. Roberts 10 - Johnathan A. Rodgers 11 - Dr. Judith Rodin	5. To provide for cumulative voting in the election of directors 6. To require that the Chairman of the Board be an independent director
The Board of Directors recommends a vote “FOR” Proposals 2-4:			7. To adopt a share retention policy for senior executives
2.	Ratification of the appointment of our independent auditors		8. To make poison pills subject to a shareholder vote
3.	Approval of the Comcast Corporation 2002 Employee Stock Purchase Plan

4.	Approval of the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan		Please do not submit this card. Please refer to the “How To Vote” section of this notice to view the voting instructions.